UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 25, 2015
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Corporate Secretary:	Investor Contact:
Ed May, Corporate Secretary	Brian Campbell, Investor Relations
201.748.6874	201.748.6874
emay@wiley.com	brian.campbell@wiley.com

ITEM 7.01:     REGULATION FD DISCLOSURE

Wiley Raises Quarterly Cash Dividend for 22nd Consecutive Year
Dividend increased 3% to $1.20 Per Share Annualized

Hoboken, N.J., June 25, 2015 – John Wiley and Sons (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled services that improve outcomes in research, professional practice, and education, today announced that its Board of Directors has declared a quarterly cash dividend of $0.30 per share on its Class A and Class B Common Stock, payable on July 22, 2015 to shareholders of record on July 7, 2015.  The new quarterly dividend reflects an increase of 3% over the previous quarterly dividend of $0.29 per share, and follows a 16% increase in June 2014.  This marks the 22nd consecutive year that Wiley has raised its quarterly dividend and raises the annualized dividend payout to $1.20 per share.

In fiscal year 2015, Wiley repurchased 1.1 million shares for $62 million, an average cost of $57.26. As of April 30, the Company had nearly 2.2 million shares remaining in the repurchase program announced in June 2013.

“We are proud of our consistent cash flow performance and our history of strong shareholder returns,” said Mark Allin, Wiley’s President and CEO.  “We expect further long-term improvement in free cash flow, including expected gains in profitability from our near-term investments, enabling us to continue making strategic acquisitions and return cash to shareholders.”

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and corporate learning services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: June 25, 2015